UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Zalatoris II Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands

(State or other jurisdiction of incorporation)

001-40686	N/A
(Commission File Number)	(IRS Employer Identification No.)

55 West 46th Street, 30th Floor

New York, New York 10036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (917) 675-3106

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one Redeemable Warrant	ZLSWU	The Nasdaq Stock Market LLC
Class A Ordinary Share, $0.0001 par value per share	ZLS	The Nasdaq Stock Market LLC
Redeemable Warrants, each warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ZLSWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Hearing

As previously disclosed, Zalatoris II Acquisition Corp, a Nasdaq-listed exempted company formed in the Cayman Islands (the “Company”) attended The Nasdaq Stock Market LLC (“Nasdaq”) hearing before the Nasdaq Hearings Panel (the “Panel”) on May 28, 2024.

Hearing Decision

On June 13, 2024, the Company received a letter from Nasdaq (the “Hearing Decision”) stating that, based on the information presented at the Hearing, the Panel granted the Company’s request for a limited extension until June 30, 2024 to demonstrate that the Company has regained compliance with the following continued listing standards of the Nasdaq Capital Market: (a) the requirement to have at least 300 Public Holders set forth in Nasdaq Listing Rule 5550(a)(3) (the “Public Holder Requirement”), and (b) the requirement to timely file certain financial information set forth in Nasdaq Listing Rule 5250(c)(1) (the “Periodic Filing Requirement”) with the Securities and Exchange Commission (the “SEC”).

First Response

On June 26, 2024, the Company submitted a response (the “First Response”) to the Hearing Decision stating that for the Public Holder Requirement, the Company engaged Benjamin Securities, Inc. (“Benjamin”), fully anticipates regaining compliance with such Public Holder Requirement prior to June 30, 2024, and will coordinate with Benjamin to provide evidence of these public holders. For the Periodic Filing Requirement, the Company requested that Nasdaq grant the Company (a) an extension of 45 calendar days to (i) complete the financial statements for the fourth quarter and fiscal year ended December 31, 2023 (the “2023 Financial Statements”) and allow the Company’s independent registered public accounting firm to review and audit the 2023 Financial Statements, and (ii) file with the SEC its Annual Report on Form 10-K for the fourth quarter and fiscal year ended December 31, 2023 (the “2023 Form 10-K”) to regain compliance with Nasdaq Listing Rule 5250 for continued listing on Nasdaq; and (b) an extension of 75 calendar days to (i) complete the financial statements for the first quarter ending March 31, 2024 (the “Q1 2024 Financial Statements” and together with the 2023 Financial Statements, collectively, the “Financial Statements”), and allow the Company’s independent registered public accounting firm to review and audit the Q1 2024 Financial Statements, and (ii) file with the SEC its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2024 (the “Q1 2024 Form 10-Q” and together with the 2023 Form 10-K, collectively, the “Filings”) to regain compliance with Nasdaq Listing Rule 5250 for continued listing on Nasdaq (collectively, the “Extension Request”).

The Company noted that, though the Panel has discretion for 360 days following the late periodic filing in accordance with Nasdaq Listing Rule 5815(c)(1)(F), the Company is currently requesting only the Extension Request. Additionally, Nasdaq Listing Rule 5815(c)(1)(F) states that the Panel will consider the Company’s specific circumstances. The Company provided the following circumstances as reasoning for the Extension Request: (a) unforeseen delays in receiving awaited funding, which is expected to be forthcoming and is required to pay the service providers, including accountants and auditors prior to completion of these Filings, and upon receipt of funding will provide sufficient funding for upcoming filings, (b) the auditor’s schedules, noting that the entire audit firm is out of office the week of July 1, 2024, and (c) the changes in the officers and directors (as previously disclosed by the Company pursuant to the Current Report on Form 8-K with the SEC on April 17, 2024, and discussed at the Hearing). The Filings will be made well within the 360 days following the first late periodic report that occurred on April 16, 2024. Prior to the Filings, the Company recalls receiving only one other deficiency notice regarding periodic filings since its formation in April 2021, whereby upon receiving such notice on August 22, 2023, the Company regained compliance by September 5, 2023. As further detailed below, the Company has provided supplemental disclosures to the market regarding these Filings.

2023 Form 10-K Background

On April 1, 2024, the Company filed with the SEC a Notification of Late Filing on Form 12b-25 (the “NT 10-K”) providing notice that it was unable, without unreasonable effort or expense, to file its 2023 Form 10-K by the prescribed due date because the Company needed additional time to complete the 2023 Financial Statements, and the Company’s independent registered public accounting firm would also need additional time to complete its review and audit of the 2023 Financial Statements.

On April 16, 2024, which was the last day of the fifteen-day grace period the SEC provides after filing the NT 10-K, the Company was unable to file the 2023 Form 10-K, given the need for additional time to complete the 2023 Financial Statements and provide the completed 2023 Form 10-K to its independent auditors for their review and audit of the 2023 Financial Statements.

On April 17, 2024, the Company filed a Current Report on Form 8-K with the SEC disclosing the change in the Company’s officers and directors. As noted therein, in early March of 2024, Paul Davis presented to the then current members of the board of directors (the “Former Board”) of the Company, a resignation letter resigning from his position as Chief Executive Officer and as a member of the Former Board (the “CEO Resignation”). On March 15, 2024, the Former Board appointed Llewellyn Farquharson, the then Chief Financial Officer of the Company, as Chief Executive Officer and director of the Company, in order to fill the vacancy created by the CEO Resignation (the “Interim CEO Appointment”). Also on March 15, 2024, to fill the vacancy in the Former Board created by the Interim CEO Appointment, the Former Board appointed Henry Bruce as Chief Financial Officer and director of the Company. In mid-March of 2024, Llewellyn Farquharson was terminated from his position as an independent director of the Company (“Mr. Farquharson’s Termination”). On April 12, 2024, the board of directors of the Company held a special meeting during which the board ratified Mr. Farquharson’s Termination and appointed Spyridon Bonatsos as Chief Executive Officer and director of the Company, in order to fill the vacancy created by Mr. Farquharson’s Termination. As a result of the above-mentioned resignations and appointments, the board and the Executive Officers of the Company now consists of solely the following persons:

-	Chief Executive Officer and Director:	Spyridon Bonatsos
-	Chief Financial Officer and Director:	Henry Bruce
-	Independent Director:	Demetris Demetriou
-	Independent Director:	Adeel Rouf
-	Independent Director:	Vik Mittal

On April 23, 2024, the Company filed a Current Report on Form 8-K with the SEC disclosing that the Company was unable to file the 2023 Form 10-K on April 16, 2024, the last day of the fifteen-day grace period the SEC provides after filing the NT 10-K, given the need for additional time to complete the 2023 Financial Statements and provide the completed 2023 Form 10-K to its independent auditors for them to complete their review and audit of the 2023 Financial Statements. As a result of this failure to timely file the 2023 Form 10-K, the Company anticipated that it would receive a corresponding notice of non-compliance from Nasdaq. At that time, the Company anticipated that the notice from Nasdaq would have a grace period within which to file the 2023 Form 10-K and regain compliance with the Nasdaq Listing Rules and that the Company would file the 2023 Form 10-K within the grace period.

On April 26, 2024, because the Company failed to timely file the 2023 Form 10-K, it received a written notification letter from Nasdaq stating that a Company that receives a delist determination for delinquency can request an appeal to the Panel pursuant to stay the suspension of the Company’s securities for a period of 15 days from the date of the request. Since the Company was already before the Panel for its failure to comply with the Public Holder Requirement, the Company had until May 3, 2024 to request a stay of the suspension including an explanation of why an extended stay is appropriate, pending the Panel’s decision.

On April 29, 2024, the Company filed a Current Report on Form 8-K with the SEC disclosing that, because the Company failed to timely file the 2023 Form 10-K, the Company received the notice from Nasdaq on April 26, 2024, as described above, and that the Company fully intends to request Nasdaq stay the suspension by May 3, 2024.

On May 3, 2024, the Company provided to Nasdaq the updated plan to regain compliance, supplemented in response to Nasdaq’s written notice dated April 26, 2024, responding with reasoning as to why an extended stay is appropriate in this instance.

Q1 2024 Form 10-Q Background

On May 15, 2024, the Company filed with the SEC a Notification of Late Filing on Form 12b-25 (the “NT 10-Q”) providing notice that it was unable, without unreasonable effort or expense, to file its Q1 2024 Form 10-Q by the prescribed due date because the Company needs additional time to complete the Q1 2024 Financial Statements, the Company’s independent registered public accounting firm will also need additional time to complete its review and audit of the Q1 2024 Financial Statements, and due to the Company’s continued efforts in connection with the preparation and filing of the 2023 Form 10-K.

On May 20, 2024, because the Company failed to timely file the Q1 2024 Form 10-Q, it received a written notification letter from Nasdaq, stating that, since the Company is already before the Panel, pursuant to Listing Rule 5810(d), the Company should present its views with respect to this additional deficiency to the Panel at the Hearing.

On May 21, 2024, the Company filed a Current Report on Form 8-K disclosing the events noted above.

On May 23, 2024, the Company submitted a supplement to its original written submission dated as of May 8, 2024 to provide additional information regarding the Q1 2024 Form 10-Q. The Company noted that because it has been unable to file the 2023 Form 10-K with the SEC within the prescribed time period without unreasonable effort or expense, additional time is also needed for the Company to compile and analyze supporting documentation in order to complete the Q1 2024 Form 10-Q and in order to permit the Company’s independent registered public accounting firm to complete its audits of the consolidated financial statements included in the Q1 2024 Form 10-Q. Additionally, as previously disclosed by the Company pursuant to the Current Report on Form 8-K with the SEC on April 17, 2024, the composition of the Company’s officers and board of directors have changed, which has impacted both Filings. The Company requested additional time to complete the Q1 2024 Form 10-Q and Q1 2024 Financial Statements at this time.

At the Hearing held on May 28, 2024, we, on behalf of the Company, also addressed this deficiency, further discussing the reasoning behind the delay.

Second Response

On June 28, 2024, the Company submitted a supplemental response (the “Second Response”) to the Hearing Decision, providing the list of the public holders to satisfy the Public Holder Requirement. Additionally, upon further discussion with the accountants and auditors in preparing the 2023 Form 10-K, the Company has determined to file an amended Quarterly Report on Form 10-Q for the third quarter of 2023 to address certain shares granted to previous directors that are no longer contingent upon the closing of the initial business combination now that such directors of the Company have changed (as previously disclosed). These matters will then be brought forth in the upcoming Filings. The Company provided this information as additional reasoning underlying the Extension Request related to the Periodic Filing Requirement.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has caused this report to be signed on its behalf by the undersigned duly authorized officer.

ZALATORIS II ACQUISITION CORP

Date: June 28, 2024	By:	/s/ Spyridon Bonatsos
Spyridon Bonatsos
Chief Executive Officer

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